AdSouth Partners - ASPR - Announces Financial Results for Second Quarter of 2005 and Updates Guidance for Second Half of 2005

BOCA RATON, Fla.--(BUSINESS WIRE)--Aug. 16, 2005--AdSouth Partners, Inc. (OTCBB:ASPR), today announced financial results for the second quarter and first half of June 30, 2005. Since we did not introduce any products until June 2004, our product revenue for the three and six months ended June 30, 2004 were nominal. As a result, substantially all of our revenue from last year is from the advertising sector. During the second half of 2004 and the first half of 2005 we introduced new products the revenue from which is reflected in our products segment in the three and six months ended June 30, 2005. All share information and per share amounts presented in these consolidated financial statements are presented as if the Company's 1-for-15 reverse stock split, which became effective on March 25, 2005, was effective for all periods presented.

The Company reported consolidated revenue for the second quarter of 2005 of $1.4 million compared to $1.5 million for the second quarter last year. Consolidated revenue for the first half of 2005 was $3.2 million compared to $1.9 million for the first half of last year. The Company reported a consolidated operating loss for the second quarter of 2005 of $630,000 compared to $251,000 of operating income for the second quarter of last year. The consolidated operating loss for the first half of 2005 was $454,000 compared to $3.7 million for the first half of last year. Operating expenses during the first half of 2004 included $3.9 million of non-cash stock-based compensation expense which resulted from the issuance to the Company's officers and other key employees of common stock pursuant to stock grants, and stock options that were granted to consultants. The net loss for the Company was $1.3 million for the second quarter of 2005 compared to net income of $251,000 for the second quarter of last year. Net loss for the first half of 2005 was $1.2 million compared to a loss of $3.6 million for the first half of 2004. The net loss for the second quarter and first half of 2005 includes $536,000 of loss on the early extinguishment of the convertible notes that were issued in February and May of 2005.

The net loss attributable to common stockholders for the second quarter of 2005 was $2.7 million, or $(0.33) per basic and fully diluted share compared to net income available to common stockholders of $251,000, or $.04 per basic and fully diluted share, for the second quarter of 2004. The net loss attributable to common stockholders for the first half of 2005 was $2.6 million, or $(0.34) per basic and fully diluted share compared to $3.6 million, or $(0.70) per basic and fully diluted share, for the first half of 2004. In connection with a private placement completed on June 17, 2005, the fair value of the securities issued (including the preferred stock and warrants to purchase common stock) when compared to the net proceeds resulted in a beneficial conversion feature that approximated $1.34 million. For purposes of calculating the net loss attributable to common stockholders, such beneficial conversion feature is considered a deemed dividend and is deducted from the net loss for purposes of calculating basic and fully diluted loss per share.

Products Sector:

AdSouth's products sector include all activities related to the sale of the DermaFresh product line, including the Instant Lip Solution product, which the Company sells pursuant to an exclusive distribution agreement with Simon Cosmetics, and the sale of other products for which the Company has obtained distribution rights. The products sector reported revenue of $757,000 for the second quarter of 2005 compared to $1,000 for the second quarter of last year and revenue of $1.1 million for the first half of 2005 compared to $1,000 for the first half of 2004. The products sector reported an operating loss of $255,000 for the second quarter of 2005 compared to a loss of $218,000 for the second quarter of 2004. The product sectors operating loss for the first half of 2005 was $482,000 compared to a loss of $811,000 for the first half of 2004. The net loss for the products sector was $726,000 for the second quarter of 2005 compared to $218,000 for the second quarter of last year. The product sectors net loss for the first half of 2005 was $482,000 compared to $811,000 for the first half of 2004. The product sectors net loss for the second quarter and first half of 2005 includes $357,000 of loss from the early extinguishment of convertible notes that were issued in February and May 2005.

Advertising Sector:

The Company's advertising sector, which consists of the placement of advertising, the production of advertising and creative advertising consulting, reported revenue of $277,000 for the second quarter of 2005 compared to $1.1 million for the second quarter of last year. The advertising sectors revenue for the first half of 2005 was $692,000 compared to $1.9 million for the first half of last year. The advertising sector reported an operating loss of $375,000 for the second quarter of 2005 compared to operating income of $469,000 for the second quarter of last year. The advertising sectors operating loss for the first half of 2005 was $504,000 compared to $2.8 million during the first half of last year, which included $3.3 million in expenses related to stock option grants. The net loss for the advertising sector was $596,000 for the second quarter of 2005 compared to net income of $469,000 for the second quarter of last year. The advertising sector net loss for the first half of 2005 was $749,000 compared to $2.8 million for the first half of last year. The advertising sectors net loss for the second quarter and first half of 2005 includes $179,000 of loss from the early extinguishment of convertible notes that were issued in February and May 2005.

Balance Sheet:

On March 14, 2005, the Company's board of directors approved a 1-for-15 share reverse split of the Company's common stock and a proportionate reduction of the authorized shares outstanding. On March 25, 2005, the effective date of the reverse split, the numbers of authorized shares of common stock, par value $0.0001 per share was reduced to 33.3 million.

In February, May and June the Company received net proceeds, after payment of brokerage and legal fees, of approximately $3.3 million from the sale of its securities. Inclusive of the private placements, the Company completed the first half of 2005 with available working capital of approximately $1.4 compared to a working capital deficiency of $916,000 at December 31, 2004. Cash as of the end of the quarter was $659,000, with a current ratio of 2.1 to 1.

Guidance and Outlook

Providing long-term future guidance continues to be challenging. The economy is improving, but it remains difficult to forecast the long-term effects. While we anticipate the Company's second half of calendar 2005 to be strong, we are decreasing our previously issued guidance for revenues of $22 million to revenues of at least $12 million and suspending our projected net income guidance until further strengthening of visibility across all business segments. The Company remains very optimistic regarding the remainder of the year and long-term outlook. Revenues for the first six months of 2005 have increased by more than 69% over last year and our product portfolio continues to increase with diversified high margin consumer products. AdSouth is actively introducing new brands and products, fortifying sales and marketing infrastructure to address new sales channels and exploring a variety of strategic opportunities including acquisitions and distribution agreements.

The decline in previously issued guidance is primarily attributable to the following factors:

      o delays in anticipated product introductions, which is reflected in both a lower level of revenues and expenses incurred in connection with the new product lines that are not absorbed by revenue;

      o     delays in expanding our advertising customer base;

      o changes in management and sales personnel, including the sudden death of our vice-president of sales

      o an increase in actual product shipments that are made pursuant to terms which result in revenue not being recognized by us until the products have been sold by the retailer to its consumers. We believe that it is important to establish a presence for our products in such markets and that the ultimate sell through by the retailers will help us establish new accounts and expand our existing relationships in the retail market place.

      o Non-cash charges resulting from the terms of our private placements during the first half of 2005, which are reflected in our financial statements for the first half of 2005 and may have an impact in subsequent quarters.

Since we are a small but growing company, the effect of any of these factors on our operations may be magnified, since we do not have a sustained base of revenue and earnings.

About AdSouth Partners, Inc.

AdSouth Partners is a vertically integrated direct response marketing company that generates revenues from the placement of advertising, the production of advertisements, creative advertising and public relations consulting services. Since mid 2004, it has expanded its activities as it obtained the rights to products that it markets and sells to retail outlets. AdSouth Partners, through its product division DermaFresh, has previously announced shipments to several of the largest retailers in the country. A complete list is available on our website at http://www.adsouthinc.com and a preview of the products offered is available at http://www.dermafresh.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Form 10-KSB filing, its registration statements and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Tables Follow

Selected financial information of our operating segments is presented in the following tables.

                                      Advertising     Products         Total
-------------------------------------------------------------------------------
Three Months Ended June 30,
 2005:
 Revenues                            $    277,000   $  1,163,000   $  1,440,000
 Costs and expenses (excluding
  non cash stock based
  compensation expense and non-
  recurring payments)                    (532,000)    (1,355,000)    (1,887,000)
-------------------------------------------------------------------------------
                                         (255,000)      (192,000)      (447,000)
 Payments to settle arbitration
  and litigation matters                 (100,000)       (25,000)      (125,000)
 Non cash stock based
  compensation                            (20,000)       (38,000)       (58,000)
-------------------------------------------------------------------------------
 Operating loss                          (375,000)      (255,000)      (630,000)
 Interest expense and factor
  discounts                               (42,000)      (114,000)      (156,000)
 Loss on early debt
  extinguishment                         (179,000)      (357,000)      (536,000)
-------------------------------------------------------------------------------
 Net loss                            $   (596,000)  $   (726,000)  $ (1,322,000)
===============================================================================

Three Months Ended June 30,
 2004:
 Revenues                            $  1,481,000   $      6,000   $  1,487,000
 Costs and expenses (excluding
  non cash stock based
  compensation)                          (870,000)      (153,000)    (1,023,000)
-------------------------------------------------------------------------------
                                          611,000       (147,000)       464,000
 Non cash stock based
  compensation                           (142,000)       (71,000)      (213,000)
 Net income (loss)                   $    469,000   $   (218,000)  $    251,000
===============================================================================
                                      Advertising      Products        Total
-------------------------------------------------------------------------------
Six Months Ended June 30, 2005:
 Revenues                            $    692,000   $  2,469,000   $  3,161,000
 Costs and expenses (excluding
  non cash stock based
  compensation expense and non-
  recurring payments)                  (1,053,000)    (2,309,000)    (3,362,000)
-------------------------------------------------------------------------------
                                         (361,000)       160,000       (201,000)
 Payments to settle arbitration
  and litigation matters                 (100,000)       (25,000)      (125,000)
 Non cash stock based
  compensation                            (43,000)       (85,000)      (128,000)
-------------------------------------------------------------------------------
 Operating (loss) income                 (504,000)        50,000       (454,000)
 Interest expense and factor
  discounts                               (66,000)      (175,000)      (241,000)
 Loss on early debt
  extinguishment                         (179,000)      (357,000)      (536,000)
-------------------------------------------------------------------------------
 Net loss                            $   (749,000)  $   (482,000)  $ (1,231,000)
===============================================================================

Six Months Ended June 30, 2004:
 Revenues                            $  1,856,000   $      6,000   $  1,862,000
 Costs and expenses (excluding
  non cash stock based
  compensation expense)                (1,341,000)      (242,000)    (1,583,000)
-------------------------------------------------------------------------------
                                          515,000       (236,000)       279,000
 Non cash stock based
  compensation                         (3,328,000)      (575,000)    (3,903,000)
-------------------------------------------------------------------------------
 Operating loss                        (2,813,000)      (811,000)    (3,624,000)
 Loss on sale of marketable
  securities                              (10,000)            --        (10,000)
-------------------------------------------------------------------------------
 Net loss                            $ (2,823,000)  $   (811,000)  $ (3,634,000)
===============================================================================

                                       June 30,     December 31,
                                         2005           2004           Change
                                     ------------   ------------   ------------
Cash                                 $    659,000   $     38,000   $    621,000
Certificate of
 deposit (restricted)                     102,000        100,000          2,000
Accounts receivable -
 net                                      767,000         36,000        731,000
Due from factor                           101,000             --        101,000
Inventory                                 619,000        186,000        433,000
Marketable securities                      76,000             --         76,000
Other current assets                      294,000         34,000        260,000
Accounts payable                         (910,000)      (475,000)      (435,000)
Accrued salaries and
 payroll taxes                           (146,000)      (261,000)       115,000
Current debt                             (110,000)      (354,000)       244,000
Other current
 liabilities                              (78,000)      (220,000)       142,000
-------------------------------------------------------------------------------
Working capital
 (deficiency)                        $  1,374,000   $   (916,000)  $  2,290,000
===============================================================================

CONTACT: AdSouth Partners, Inc., Boca Raton
         John Cammarano, 561-750-0410
         or
         Investor Relations:
         Alliance Advisors
         Alan Sheinwald, 914-244-0062
         http://www.allianceadvisors.net

SOURCE: AdSouth Partners, Inc.